SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 6, 2002

Date of report (Date of earliest event reported)

MACKIE DESIGNS INC.

(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16220 Wood-Red Road, N.E.

Woodinville, Washington 98072

(Address of principal executive offices) (Zip Code)

(425) 487-4333

(Registrant’s telephone number,

including area code)

Former name or former address, if changed since last report:  N/A

Item 5.    Appointment of Paul Gallo and Ken Williams to the Board of Directors

                The Registrant announced today that Paul Gallo and Ken Williams have been appointed to its Board of Directors.  Messrs. Gallo and Williams each have directly relevant industry experience and are independent outside directors. The Registrant also announced the retirement of directors C. Marcus Sorenson and David M. Tully.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKIE DESIGNS INC.

Date: September 10, 2002	/s/ William A. Garrard
William A. Garrard
Vice President, Finance and Chief Financial Officer